Government of Puerto Rico Department of State Transaction Date: 15-Nov-2018 Register No: 418683 Order No: 1520141

Government of Puerto Rico

Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: FREEDOM INTERNET GROUP INC.
Desired term for the entity name is: Inc.

Article II - Designated Office and Resident Agent

Its designated office in the Government of Puerto Rico will be located at:

Street Address	**151 San Francisco Street Suite 200, SAN JUAN, PR, 00901**
Mailing Address	**151 San Francisco Street Suite 200, SAN JUAN, PR, 00901**
Phone	**(973) 885-6101**

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	**Freedom Internet Group, Inc.**
Street Address	**151 San Francisco Street Suite 200, SAN JUAN, PR, 00901**
Mailing Address	**151 San Francisco Street Suite 200, SAN JUAN, PR, 00901**
Email	**noah@freedomadv.com**
Phone	**(973) 885-6101**

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

To engage in any legal business activity for which a Corporation may be organized under the General Corporations Act of the Commonwealth of Puerto Rico, Act No. 164 of December 16, 2009, as amended.

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	**Common**
Share Number	**200,000,000**
Par Value	**$0.01**

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

The number and classes of authorized capital stock of this corporation are as follows:

Class	**Preferred**
Share Number	**5,000,000**
Par Value	**$0.01**

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Name	**Strategic Financial Solutions**
Street Address	**PO BOX 193121, SAN JUAN, PR, 00919-3121**
Mailing Address	**PO BOX 193121, SAN JUAN, PR, 00919-3121**
Email	**ricky@sfshub.com**

Article VI - Officers

Faculties will not end by presenting this Certificate.

Article VII - Terms of Existence

The term of existence of this entity will be: **Perpetual**

The date from which the entity will be effective is: **15-Nov-2018**

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Rodriguez, Ricky, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 15th day of November, 2018.